Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 16, 2021, in the Registration Statement (Form F-1) and related Prospectus of Nyxoah SA for the registration of its common stock.

/s/ EY Réviseurs d’Entreprises / EY Bedrijfsrevisoren SRL/BV

Diegem, Belgium

June 10, 2021